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                                                                    EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Plan for Non-Employee Directors and in the related Prospectus of our report dated November 29, 1994, with respect to the consolidated financial statements of Fluor Corporation appearing (or incorporated by reference) in the Annual Report (Form 10-K) for the year ended October 31, 1994 filed with the Securities and Exchange Commission.


                                                 ERNST & YOUNG LLP

Orange County, California
April 11, 1995